UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2026

LIVEONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2505

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LVO	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2026, LiveOne, Inc. (the “Company”), Slacker, Inc., the Company’s wholly owned subsidiary (“Slacker”), and Broadcast Music, LLC (“BMI”) entered into a Shares Issuance Agreement (the “Shares Issuance Agreement”) pursuant to which the Company agreed to issue to BMI or its designee 1,000,000 shares (the “Shares”) of its common stock, $0.001 par value per share (the “common stock”), at a deemed issued price of $7.50 per share. The Shares will be issued as payment in full satisfaction of any payment and music royalty payment obligations due through March 31, 2027 under the Slacker Music Service Music Performance License Fee Agreement, dated as of November 20, 2024, and the Final License Fee Agreement and Release, dated as of November 20, 2024, each as amended on April 17, 2026 (the “Amendment” and collectively, the “License Agreements”), between BMI and Slacker. Pursuant to the Amendment, the parties also agreed to extend the term of the License Agreements through December 31, 2027 (the “Extended Term”), and thereafter the License Agreements will automatically renew on a calendar year-to-year basis. To the extent any obligations under the License Agreements remain payable to BMI for any period subsequent to April 1, 2027, Slacker will pay such remaining amounts to BMI in immediately available funds.

Pursuant to the Shares Issuance Agreement, BMI has agreed (for itself and on behalf of its designee) not to sell on any trading day an aggregate amount of Shares in excess of 5% of the average daily trading volume for the Company’s common stock for the preceding 20 consecutive trading days (excluding from such average any index rebalancing days) (“ADTV”). Notwithstanding the foregoing, regardless of the ADTV, BMI (and its designee) is permitted to sell on any trading day at least 3,500 Shares.

The Shares will be issued to BMI or its designee pursuant to the Company’s effective shelf Registration Statement on Form S-3 (File No. 333-284916), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 13, 2025 (the “Registration Statement”), and a prospectus supplement relating to the offering of the Shares filed with the SEC on April 23, 2026. The settlement of the issuance of the Shares is expected to take place on or about April 24, 2026. The Company will not receive any cash proceeds from the offering of the Shares.

The foregoing description of the Shares Issuance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Shares Issuance Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

The legal opinion, including the related consent, of Foley Shechter Ablovatskiy LLP, the Company’s outside corporate and securities counsel, are filed as Exhibits 5.1 and 23.1, respectively, to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
5.1*	Opinion of Foley Shechter Ablovatskiy LLP regarding the Shares.
10.1*	Shares Issuance Agreement, dated as of April 17, 2026, by and between the Company and Broadcast Music, LLC.
23.1*	Consent of Foley Shechter Ablovatskiy LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEONE, INC.

Dated: April 23, 2026	By:	/s/ Ryan Carhart
	Name:	Ryan Carhart
	Title:	Chief Financial Officer

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